Exhibit 5.3

Advocaten Notarissen Belastingadviseurs

Diageo Finance B.V.	5th Floor East Wing
Molenwerf 10-12	10 King William Street
1014 BG Amsterdam	London EC4N 7TW
the Netherlands
T +44 20 7337 3510
F +44 20 7337 3520

Date 6 November 2009	E. Meyer Swantée
Advocaat
Our ref.	M7030513/1/91004403

Dear Sirs,

Diageo Finance B.V.

USD 500,000,000 3.25 % Notes due 2015

1                               Introduction

I have acted as Dutch legal adviser (advocaat) to Diageo Finance B.V., with corporate seat in Amsterdam (the “Issuer”) in connection with the issue (the “Issue”) by the Issuer of USD 500,000,000 3.25 % Notes due 2015 (the “Notes”) stated to be fully and unconditionally guaranteed by Diageo plc (“Diageo” or, the “Guarantor”). The Notes are issued pursuant to a shelf registration (the “Shelf Registration”) with the United States Securities and Exchange Commission (the “SEC”) (file no. 333-153488), under which Shelf Registration the Issuer, Diageo Capital plc and Diageo Investment Corporation may from time to offer debt securities (including notes) guaranteed by Diageo and Diageo may from time to time offer debt securities, warrants, purchase contracts, units, preference shares and ordinary shares, directly or in the form of American depositary shares (collectively, the “Securities”).

2                               Dutch Law

This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3                               Scope of Inquiry; definitions

For the purpose of this opinion, I have examined the following documents:

3.1                     A photocopy of a conformed copy of an indenture dated as of 8 December 2003 between the Issuer, the Guarantor and Citibank as trustee (the “Indenture”), including:

• the form of global security (the “Global Security”);

• the form of reverse Global Security;

• the form of registered security (the “Registered Security”);

• the form of reverse Registered Security;

• the form of bearer security (the “Bearer Security”);

• the form of reverse Bearer Security;

• the form of coupon (the “Coupons”);

• the form of guarantee from the Guarantor.

3.2                     A copy of an agreement of resignation, appointment and acceptance dated 16 October 2007 by and among the Guarantor, Diageo Capital Plc, the Issuer, Diageo Investment Corporation, The Bank of New York and Citibank N.A. (the “Resignation, Appointment and Acceptance Agreement”).

3.3                     A photocopy of a registration statement (“Registration Statement”), including a prospectus, dated 15 September 2008 (the “Base Prospectus”) on Form F-3 relating to the Registration (excluding the documents incorporated into it by reference and any exhibits to it).

3.4                     A print of an e-mailed copy received by me on 4 November 2009 of a supplemental prospectus dated 3 November 2009 relating to the Issue (the “Supplemental Prospectus” and together with the Base Prospectus, the “Prospectus”).

3.5                     A print of an e-mailed copy received by me on 6 November 2009 of a specimen of the global registered security within the meaning of the Indenture representing the Notes signed by two of the Issuer’s managing directors and dated 6 November 2009.

3.6                     A faxed copy of a notarial copy of the Issuer’s deed of incorporation containing its articles of association as filed with the chamber of commerce and industry for Amsterdam (the “Chamber of Commerce”).

3.7                     A faxed copy of a trade register extract regarding the Issuer provided by the Chamber of Commerce and dated 30 October 2009.

3.8

(a)                        A photocopy of the minutes of a meeting of the Issuer’s managing board (directie) held on 7 November 2003.

(b)                       A photocopy of the minutes of a meeting of the Issuer’s managing board (directie) held on 12 September 2008.

(c)                        A print of an e-mailed copy received by me on 5 November 2009 of the minutes of a meeting of the Issuer’s managing board held on 2 November 2009.

3.9

(a)                        A photocopy of a written resolution of Guinness Distillers & Vintners Amsterdam B.V. in its stated capacity as the Issuer’s sole shareholder dated 20 November 2003.

(b)                       A photocopy of a written confirmation of the Issuer’s sole shareholder Diageo Brands B.V. dated 12 September 2008.

(c)                        A print of an e-mailed copy received by me on 5 November 2009 of a written resolution of Diageo Brands B.V. in its stated capacity as the Issuer’s sole shareholder dated 2 November 2009.

In addition, I have obtained the following confirmations given on the date of this opinion:

3.10             Confirmation by telephone from the Chamber of Commerce that the trade register extract referred to in this paragraph 3 is up to date.

3.11

(a)                        Confirmation by telephone from the court registry of the District Court of the place where the Issuer has its corporate seat, derived from that Court’s Insolvency Register; and

(b)                       confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Issuer is not registered as being subject to Insolvency Proceedings (as defined below).

My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

3.12             In this opinion:

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4                              Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1                    All copy documents conform to the originals and all originals are genuine and complete.

4.2                    Each signature is the genuine signature of the individual concerned.

4.3                    Any minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true.

4.4                    There is no works council whose advice on the Issuer’s entry into the Indenture or issue of Notes must be sought pursuant to the Works Councils Act (Wet op de ondernemingsraden).

4.5                    The Notes have been or will have been issued substantially in the form referred to in paragraph 3 and the terms and conditions governing the Notes conform to the provisions of the Indenture in all material respects.

4.6                    The Indenture is within the capacity and powers of, and has been validly authorised and entered into by, each party other than the Issuer and the Notes have been or will have been validly authenticated in accordance with the Indenture.

4.7                    When validly signed by all the parties, the Agreements and the Notes are valid, binding and enforceable on each party under the laws of the State of New York (“New York Law”) by which they are expressed to be governed.

4.8                    There are no dealings between the parties which affect the Indenture or the Notes.

4.9                    All Notes have been, are and will be offered in the Netherlands only in accordance with the Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”).

4.10             At the time of the agreement to issue Notes, no party possessed knowledge (voorwetenschap) of any fact in respect of the Issuer or the trade in the Notes which (i) has not been publicly disclosed and (ii) which, if disclosed, might reasonably be expected to affect the trading price of the Notes, irrespective of whether the price would move up or down.

4.11             None of the Notes qualify as game or wager (spel en weddingschap) within the meaning of Section 7A:1825 Civil Code (Burgerlijk Wetboek, “CC”) and no issue of Notes falls within the scope of the Games of Chance Act (Wet op de kansspelen).

4.12             The Dutch Issuer complies with Section 3:2 FMSA and therefore does not require a banking licence pursuant to that Act.

4.13             The Indenture and each transaction entered into pursuant to it have been entered into on an arm’s length basis.

5                              Opinion

Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1                    The Issuer has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

5.2                    The Issuer has the corporate power to enter into and perform the Indenture and to issue and perform the Notes.

5.3                    The Issuer has taken all necessary corporate action to authorise its entry into and performance of the Indenture.

5.4                    The entry into and performance of the Indenture, and the issue and performance of the Notes, by the Issuer do not violate Dutch law or the articles of association of the Issuer.

5.5                    The choice of New York law as the governing law of the Indenture and the Notes is recognised under Dutch law by the Dutch courts (provided that the choice of New York law as the law of the Indenture and the Notes is recognised under New York law as valid and binding), and accordingly under Dutch law (i) New York law determines the validity and binding effect of the Indenture and the Notes and (ii) the Dutch courts are legally bound to apply New York law to the Indenture and the Notes and to determine the validity and binding nature of the Indenture and the Notes by so applying New York law.

5.6                    A judgment rendered by a court in the State of New York will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in the State of New York (the “foreign court”) which is enforceable in the State of New York (the “foreign judgment”) and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

5.7                    The statements in the Prospectus under the heading “Taxation — Netherlands taxation” and “Enforceability of certain Civil Liabilities”, to the extent that they are statements as to Dutch tax law, are correct in all material respects.

6                              Qualifications

This opinion is subject to the following qualifications:

6.1                    This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2                    With respect to opinion paragraph 5.5 only: under Dutch law, notwithstanding the recognition of New York law as the governing law of the Indenture and the Notes:

•                                                  effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Indenture and those Notes;

•                                                  Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Indenture and those Notes;

•                                                  the application of New York law may be refused if it is manifestly incompatible with Dutch public policy;

•                                                  regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3                    The enforcement in a Dutch court of the Indenture, of the Notes and of foreign judgments is subject to Dutch rules of civil procedure.

6.4                    To the extent that Dutch law applies, a provision to the effect that the holder of a Note may be treated as its absolute owner may not be enforceable under all circumstances.

6.5                    To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note or (iii) the transfer of title is not effected pursuant to a valid title of transfer (geldige titel).

6.6                    To the extent that the terms and conditions of the Notes are general conditions within the meaning of Section 6:231 CC, a holder of a Note may nullify (vernietigen) a provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine those terms and conditions or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade. The provisions in clauses 106, 802 and 803 of the Indenture might fall within the scope of Section 6:236 CC.

6.7                    To the extent Dutch law applies, provisions in the Indenture to the effect that in any proceedings initiated by the Trustee, the Trustee shall be held to represent all the Holders (as defined in the Indenture) of the Securities (as defined in the Indenture) to which such proceedings relate, and that it shall not be necessary to make any Holders of such Securities party to such proceedings, may not be enforceable.

6.8                    Under Dutch law, the provisions in the Indenture to the effect that no Holder (as defined in the Indenture) of any Security (as defined in the Indenture) of any series or coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, the Guarantees (as defined in the Indenture), the Securities (as defined in the Indenture) or coupons or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless certain requirements set forth in the Indenture are met or have been met, may not be enforceable.

6.9                    If a Note has been signed on behalf of the Issuer (manually or in facsimile) by a person who is at the signing date, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of the Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture under which the Note has been issued.

6.10             To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.11             In proceedings in a Dutch court for the enforcement of the Indenture, of the Notes and of foreign judgments, the court may mitigate amounts due in respect of litigation and collection costs.

6.12             Under Dutch law any trust to which the Convention on the Law applicable to Trusts and their Recognition 1985 (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.13

(a)                        The trade register extract referred to in paragraph 3 does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of the incorrectness or incompleteness;

(b)                       A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.14             Except for paragraph 5.7, I do not express any opinion as to taxation matters.

7                              Reliance

This opinion is solely for the purpose of the registration of the Notes with the SEC pursuant to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to De Brauw Blackstone Westbroek London B.V. under the headings “Enforceability of Certain Civil Liabilities”, “Taxation”, and “Validity of the Securities” in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the US Securities Act, or the rules or regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ Ernest Meyer Swantée
Ernest Meyer Swantée
on behalf of De Brauw Blackstone Westbroek London B.V.